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                                                                    EXHIBIT 2.11

                      CROWN CASTLE GT HOLDING COMPANY LLC

                              OPERATING AGREEMENT

     THIS OPERATING AGREEMENT (this "Operating Agreement") is made and entered into as of January 31, 2000 (the "Effective Date") by and between the Thrasher Members (as defined below) and Crown Castle GT Corp. ("Bidder Member"), a Delaware corporation and a wholly-owned indirect subsidiary of Crown Castle International Corp. ("Bidder"), a Delaware corporation. The Thrasher Members and Bidder Member (and such other persons who shall be admitted in the future in accordance with the terms hereof and shall have agreed to be bound hereby), being hereinafter sometimes referred to individually as a "Member" and collectively as the "Members."

     WHEREAS, GTE Wireless Incorporated, a Delaware corporation ("Thrasher"), the Transferring Partnerships and the Transferring Corporations (together the "Transferring Entities"), Bidder, and Bidder Member have entered into a Formation Agreement dated as of November 7, 1999 (the "Formation Agreement"), pursuant to which, among other things, (i) the Initial Transferring Entities will contribute Thrasher Contributed Assets and Thrasher Assumed Liabilities (both as defined in the Formation Agreement) to Crown Castle GT Holding Company LLC, a Delaware limited liability company ("HoldCo" or the "Company") in exchange for membership interests in HoldCo and Bidder Member will make capital contributions in accordance with the Formation Agreement in exchange for membership interests in HoldCo; (ii) thereafter HoldCo will cause such Thrasher Contributed Assets, Thrasher Assumed Liabilities and any Working Capital Contribution to be contributed to Crown Castle GT Holding Sub LLC, a Delaware limited liability company ("HoldCo Sub") in exchange for 100% of the membership interests in HoldCo Sub; (iii) HoldCo Sub will cause such Thrasher Contributed Assets, Thrasher Contributed Liabilities and any Working Capital Contribution to be contributed to Crown Castle GT Company LLC, a Delaware limited liability company ("OpCo"), in exchange for a 99.999% membership interest in OpCo; (iv) simultaneously with the actions described in (iii), the Thrasher Affiliate Member will contribute $9,300 in exchange for the Thrasher Retained Interest; and (v) on future dates certain Transferring Entities will make additional transfers of Thrasher Contributed Assets, Thrasher Assumed Liabilities, and Bidder Member will make additional capital contributions according to the Formation Agreement, to HoldCo in exchange for additional membership interests in HoldCo; HoldCo will cause Thrasher Contributed Assets, Thrasher Assumed Liabilities and any Working Capital Contribution to be contributed to HoldCo Sub as additional contributions to capital; and HoldCo Sub will cause such additional Thrasher Contributed Assets, Thrasher Assumed Liabilities and any Working Capital Contribution to be contributed to OpCo as additional capital contributions. Such transfers of Thrasher Contributed Assets and Thrasher Assumed Liabilities are to be effected for convenience purposes as a transfer by these Transferring Entities of legal title to the Thrasher Contributed Assets and Thrasher Assumed Liabilities directly to OpCo.
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     WHEREAS, each Transferring Partnership will transfer its respective interest in the Company received to a corporation that is a Thrasher Affiliate immediately following the formation of the Company, which Thrasher Affiliates shall become members, and each Transferring Partnership that receives an interest in the Company in each subsequent Closing will transfer its respective interest in the Company received in each subsequent Closing, as described in
(iv) in the paragraph above, to a Thrasher Affiliate immediately after receiving its respective interest in the Company at each such subsequent Closing;

     WHEREAS, for federal income tax purposes it is intended that the Transactions qualify in part as a sale and in part as a contribution of the Thrasher Contributed Assets to the Company;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               GENERAL PROVISIONS

     Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings assigned to them below. All terms not defined herein shall have the meaning given to them in the Formation Agreement.

          "Adjusted Thrasher HoldCo Interest" means the Thrasher Interest Value, excluding the Permitted Shares Value for any Bidder Contributed Shares held by the Company, divided by Total Entity Value.

          "Affiliates" means, with respect to any Person, any Persons controlling, controlled by or under common control with that Person, as well as any executive officers, directors and majority-owned entities of that Person or its other Affiliates.

          "Bell Atlantic" means Bell Atlantic Corporation, a Delaware corporation.

          "Bell Atlantic/Thrasher Merger" means those transactions contemplated by that certain Agreement and Plan of Merger by and among Bell Atlantic, Beta Gamma Corporation and GTE Corporation, dated as of July 27, 1998, as may be amended from time to time.

          "Bidder" is defined in the Preamble.

          "Bidder Common Stock" shall mean the common stock, $.01 par value, of Bidder.

          "Bidder Contributed Cash" is defined in Section 2A.9 of the Formation Agreement.

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          "Bidder Contributed Shares" shall mean those shares of Bidder Common
Stock, if any, contributed to the Company by Bidder Member pursuant to Section 2A.9 of the Formation Agreement, and including all changes in the Bidder Contributed Shares by reason of dividends payable in stock of Bidder, distributions, issuances of stock, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other similar changes with regard to Bidder Common Stock occurring following the Effective Date, and together with all cash, securities (and rights and interests therein) and other property received or distributed.

          "Bidder HoldCo Interest" is defined in Section 2.1 of the Formation Agreement.

          "Bidder HoldCo Interest Purchaser" is defined in Section 8.5.

          "Bidder Member" is defined in the Preamble.

           "Bidder Offer" is defined in Section 8.3.

          "Bidder Services Agreement" is defined in Section 3.5 of the Formation Agreement.

          "Build-to-Suit Agreement" is defined in Section 3.5 of the Formation Agreement.

          "Business Plan" is defined in Section 10.3.

          "Capital Contribution" is defined in Section 6.1.

          "Closing" (and "Closings") are defined in Section 4.1 of the Formation Agreement.

          "Contributed Cash Distribution" is defined in Section 2.6 of the Formation Agreement.

          "CPI" means the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items (1982-1984 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor, and any successor index. If the CPI is discontinued and there is no successor index, Thrasher shall in good faith select a comparable index to replace the CPI and the index selected by Thrasher shall be subject to Bidder's approval, which approval-shall not be unreasonably withheld or delayed.

          "Effective Date" is defined in the Preamble.

          "Encumbrance" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title, option or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

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          "Exchange Act" is defined in Section 10.4(a).

          "Excess Cash Distribution" is defined in Section 8.1.11 of the Formation Agreement."

          "Fair Market Value" is defined in Section 9.5(b).

          "Final Closing" means the final Closing to occur under the Formation Agreement.

          "Formation Agreement" is defined in the Preamble.

          "GAAP" is defined in Section 3.8(e).

          "Global Lease Agreement" is defined in Section 3.4 of the Formation Agreement.

          "Governmental Authority" means any federal, state, territorial, county, municipal, local or other government or governmental agency or body or any other type of regulatory body, whether domestic or foreign, including without limitation the Federal Communications Commission, or any successor Governmental Authority and the Federal Aviation Administration, or any successor Governmental Authority.

          "HoldCo" is defined in the Preamble.

          "HoldCo Sub" is defined in the Preamble.

          "HoldCo Sub Operating Agreement" shall mean the Operating Agreement forming HoldCo Sub entered into as of January 31, 2000 by HoldCo.

          "Incurred Debt" is defined in Section 2A.9(b) of the Formation Agreement.

          "Initial Closing" means the first Closing to occur under the Formation Agreement.

          "Initial Closing Date" means the date of the Initial Closing.

          "Initial Transferring Entities" means those Transferring Entities participating in the Initial Closing.

          "Lender" shall mean collectively the financial institutions from which HoldCo Sub borrows the Incurred Debt, if any.

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          "Management Agreement" is defined in Section 2.4 of the Formation
Agreement.

          "Managers" is defined in Section 1.2.

          "Members" is defined in the Preamble.

          "Membership Interest" is defined in Section 6.1.

          "OpCo" is defined in the Preamble.

          "OpCo Towers" is defined in Section 10.3.

          "Percentage Interest" is defined in Section 6.1.

          "Permitted HoldCo Capital Contribution" is defined in Section 2.2(c) of the Formation Agreement."

          "Person" means any natural person or entity.

          "Solvent" is defined in Section 3.8(c).

          "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, whether domestic or foreign, including, without limitation, income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, capital gains, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, levies, charges, penalties or additions attributable to or imposed on or with respect to any such assessment).

          "Thrasher" means GTE Wireless Incorporated.

          "Thrasher Affiliate Member" means GTE Wireless of Houston
Incorporated.

          "Thrasher HoldCo Interest" is defined in Section 2.2 of the Formation Agreement.

          "Thrasher HoldCo Interest Purchaser" is defined in Section 8.5.

          "Thrasher Interest Value" is defined in Section 2.2 of the Formation Agreement.

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          "Thrasher Member" means a corporation directly or indirectly owned by
Thrasher and identified on Schedule A, as amended from time to time.

          "Thrasher Offer" is defined in Section 8.4.

          "Thrasher Parent" is GTE Corporation or any successor thereto.

          "Thrasher Retained Interest" shall mean the .001 Percentage Interest in OpCo held by a Thrasher Affiliate Member.

          "Total Entity Value" is defined in Section 2.2 of the Formation Agreement.

          "Transaction Documents" means, collectively, the Formation Agreement, the Global Lease, the Build-to-Suit Agreement, the Bidder Services Agreement, the Management Agreement and each of the other documents and agreements listed in Section 4.2 and 4.3 of the Formation Agreement.

          "Transferring Corporations" is defined in Article 1 of the Formation Agreement.

          "Transferring Entities" means the Transferring Partnerships and the Transferring Corporations. The Transferring Entities are referred to individually herein as a "Transferring Entity."

          "Transferring Partnerships" is defined in Article 1 of the Formation Agreement.

          "Working Capital Contribution" is defined in Section 2A.9(b) of the Formation Agreement.

     Section 1.2 FORMATION. Upon the filing of the Certificate of Formation (the "Certificate") with the Secretary of State of the State of Delaware, the Initial Transferring Entities and Bidder Member have formed Crown Castle GT Holding Company LLC, a limited liability company, pursuant to the Delaware Limited Liability Company Act of 1992, as amended from time to time (the "Act"), for the purposes hereinafter set forth. Each of the Transferring Partnerships that initially received an interest in the Company, after the filing of the Certificate and prior to the execution and delivery of this Agreement, transferred all of its respective interests in the Company to a Thrasher Member. The Company was formed as a limited liability company managed by its managers (the "Managers") who are identified on Schedule C under the supervision of the Board of Representatives (as defined in Section 1.10) and the laws of the State of Delaware, upon the terms and conditions hereinafter set forth. The Members intend that the Company shall be taxed as a partnership for federal, state and local income tax purposes. Promptly following the execution hereof, the Members shall execute or cause to be executed all other necessary certificates and documents, and shall make all such

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filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to comply with all requirements for the formation, continued existence and operation of a limited liability company in the State of Delaware. This Operating Agreement is intended to serve as a "limited liability company agreement" as such term is defined in (S) 18-101(7) of the Act.

     Section 1.3 COMPANY NAME AND ADDRESS. The Company shall do business under the name Crown Castle GT Holding Company LLC or such other name as the Board of Representatives may determine from time to time. The Board of Representatives shall promptly notify the Members of any change of name of the Company. The initial registered agent for the Company shall be CT Corporation System. The initial registered office of the Company in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The registered office and the registered agent may be changed from time to time by action of the Board of Representatives by filing notice of such change with the Secretary of State of the State of Delaware. The Board of Representatives will promptly notify the Members of any change of the registered office or registered agent. The Company may also have offices at such other places within or outside of the State of Delaware as the Board of Representatives may from time to time determine.

     Section 1.4 TERM. The Company shall commence operating as of the date the Certificate is filed with the Secretary of the State of Delaware, and, shall have perpetual existence unless terminated or dissolved pursuant to Section 9.1 of this Operating Agreement.

     Section 1.5  BUSINESS OF THE COMPANY.  The purpose of the Company is to
(i) accept the Capital Contributions and further contribute such amounts other than the Bidder Contributed Cash (reduced by the Working Capital Contribution) and the Bidder Contributed Shares, if applicable, to HoldCo Sub, (ii) make the Contributed Cash Distributions and the Financing Distributions, if applicable, each as defined in the Formation Agreement and (iii) to own (A) one hundred percent (100%) of the percentage interests in HoldCo Sub and (B) the Bidder Contributed Shares, if applicable. Following completion of the transactions described in the Formation Agreement, the Company shall not engage in any line of business except for (i) the ownership of the membership interests in, and operation and management of, HoldCo Sub and any and all activities ancillary or related thereto, or (ii) the ownership of the Bidder Contributed Shares, if applicable. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

     Section 1.6 NAMES AND ADDRESSES OF THE MEMBERS. The names and addresses of the Members are set forth in Schedule A, as such shall be amended from time to time.

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     Section 1.7  PARTITION.  No Member, nor any successor-in-interest to any
Member, shall have the right, while this Operating Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each of the Members, on behalf of itself and its successors, representatives and assigns, hereby irrevocably waives any such right.

     Section 1.8 FISCAL YEAR. The fiscal year of the Company shall begin on January 1 and end on December 31 of each calendar year.

     Section 1.9 TITLE TO COMPANY PROPERTY All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member individually shall have any interest in such property. Title to all such property may be held in the name of the Company or a designee, which designee may be a Member or an entity affiliated with a Member.

     Section 1.10  BOARD OF REPRESENTATIVES.

          (a) General. A Board of Representatives (the "Board of Representatives") shall be established to oversee the Managers and review the Business Plan (as defined in Section 10.3). There shall be no less than five (5) Representatives, nor more than fifteen (15) Representatives, as may be determined from time to time by the Board of Representatives. Initially, there shall be six (6) Representatives. Each Member shall designate that number of Representatives determined by multiplying the total number of Representatives by that Member's Percentage Interest in the Company and rounding to the nearest whole number. If such calculation shall result in a greater number of Representatives than the total to be designated, then the Board of Representatives shall be expanded to the extent permitted by the second sentence of this Section 1.10(a) or if, despite such expansion, there would still be a greater number of Representatives than the total to be designated, the Members shall by vote determine a proportionate readjustment with each Member entitled to a number of votes equal to its Percentage Interest. Notwithstanding the foregoing, for so long as the Thrasher Members in the aggregate maintain ownership of at least a five percent (5%) Percentage Interest in the Company, the Thrasher Members shall have the right to designate from time to time a number of Representatives that is equal to the greater of (i) one (1) Representative or (ii) the number of Representatives (rounded to the nearest whole number) which is equal to the same percentage of all Representatives as the Percentage Interest in the Company held by the Thrasher Members in the aggregate. Initially, the Thrasher Members shall designate two (2) Representatives and Bidder Member shall designate four (4) Representatives.

          (b) Representatives and Alternates Each Member shall also be entitled to designate one (1) alternate to each such Representative (each an "Alternate"). In the event a Representative is unable to attend a meeting of the Board of Representatives or otherwise participate in any action to be taken by the Board of Representatives, the Alternate associated with such Representative shall take such Representative's place for all purposes on the Board of Representatives. Each Member shall designate its

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Representatives and the associated Alternates by written notice to the Company and each other Member. The initial Representatives and Alternates of each Member are set forth on Schedule B. The Representatives and Alternates shall at all times be executive officers or other full-time employees of either such Member or any affiliate of such Member. For so long as the Thrasher Members have the right to designate at least one (1) Representative, the Representatives and Alternates of the Company shall also serve as the Representatives and Alternates of HoldCo Sub and OpCo.

          (c) Resignation. A Representative or Alternate of the Company may resign at any time by giving written notice to the Company or to the Member who designated such Representative or Alternate.

          (d) Removal. Each Member may, at any time, replace any of its Representatives or Alternates with a new Representative or Alternate and, upon such change or upon the death or resignation of any Representative or Alternate, a successor shall be designated in writing by the Member that appointed the Representative or Alternate being replaced.

          (e) Vacancies. Any vacancy with respect to any Representative or Alternate occurring for any reason may be filled by the Member who designated the Representative or Alternate who vacated or was removed from his or her position.

          (f) Compensation. Without the approval of the Members, the Representatives or Alternates will not be entitled to compensation for their services as Representatives or Alternates. The Company shall, however, reimburse the Representatives and Alternates for their reasonable expenses incurred in connection with their services to the Company.

                                   ARTICLE II

                               MEETINGS GENERALLY

     Section 2.1  MANNER OF GIVING NOTICE.

          (a) A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any provision of the Act, the Certificate or this Operating Agreement.

          (b) When a meeting at which there is a duly constituted quorum is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than sixty (60) days in which event notice shall be given in accordance with Section 2.2 or Section 2.3, as applicable.

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     Section 2.2  NOTICE OF MEETINGS OF THE BOARD OF REPRESENTATIVES.  Notice of
every meeting of the Board of Representatives shall be given to each Representative by telephone or in writing at least 24 hours (in the case of notice by telephone, telex or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five (5) days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Subject to the provisions of Sections 3.3 and 4.5, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Representatives need be specified in a notice of the meeting.

     Section 2.3 NOTICE OF MEETINGS OF MEMBERS. Written notice of every meeting of the Members shall be given to each Member of record entitled to vote at the meeting at least five (5) days prior to the day named for the meeting. If the Managers neglect or refuse to give notice of a meeting, the person or persons calling the meeting may do so.

     Section 2.4  WAIVER OF NOTICE.

          (a) Whenever any written notice is required to be given under the provisions of the Act, the Certificate or this Operating Agreement, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

          (b) Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     Section 2.5 USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. Any Representative may participate in any meeting of the Board of Representatives, and any Member may participate in any meeting of the Members, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

     Section 2.6 CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Board of Representatives or Members may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by the minimum number of Representatives or Members that would be necessary to authorize the action at a meeting at which all Representatives or Members entitled to vote thereon were present and voting; provided that, prior to any such written consent becoming effective, such written consent has been provided to all Representatives or Members entitled to vote, and the Representatives or Members shall have ten (10) days to review such consent prior to such written consent becoming effective (unless otherwise agreed to by all Representatives or their respective Alternates

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or each Member, respectively). The consents shall be filed with the Managers.
Prompt notice of the taking of the Company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

                                  ARTICLE III

                                   MANAGEMENT

     Section 3.1 MANAGEMENT OF THE COMPANY GENERALLY. The business and affairs of the Company shall be managed by its Managers under the supervision of the Board of Representatives (a) in accordance with the provisions of this Operating Agreement and the Business Plans and the other resolutions and directives of the Board of Representatives adopted by the Board of Representatives and in effect from time to time, and (b) subject to the provisions of the Act, the Certificate and this Operating Agreement including, without limitation, the provisions of
Section 3.8 hereof. Unless authorized to do so by this Operating Agreement or by the Board of Representatives or the Managers of the Company (provided that the Managers are authorized to grant such authority), no attorney-in-fact, employee, officer or agent of the Company other than the Managers shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been expressly authorized by the Board of Representatives to act as an agent of the Company. All Managers of the Company, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided by or pursuant to resolutions or orders of the Board of Representatives or in the Business Plan, or, in the absence of controlling provisions in the resolutions or orders of the Board of Representatives, as may be determined by or pursuant to this Operating Agreement. The Board of Representatives may confer upon any Manager such titles as the Board deems appropriate, including, but not limited to, President, Vice President, Secretary or Treasurer, and subject to the limitations set forth in Section 3.8 of this Operating Agreement, delegate specifically defined duties to the Managers. Notwithstanding the foregoing or any other provision of this Operating Agreement or of the Act to the contrary, no Manager of the Company shall have the power or authority to do or perform any act with respect to any of the matters set forth in Section 3.8 of this Operating Agreement unless such matter has been approved by the mutual consent of the Thrasher Members and Bidder Member in accordance with the provisions of this Operating Agreement.

     Section 3.2 MEETINGS OF THE BOARD OF REPRESENTATIVES. Meetings of the Board of Representatives shall be held at such time and place within or without the State of Delaware as shall be designated from time to time by resolution of the Board of Representatives or by written notice of any Manager or by written notice of any Member; provided that meetings of the Board of Representatives shall be held no less than quarterly, on a date to be determined by the mutual consent of the Thrasher Members and Bidder Member. At each meeting of the Board of Representatives, the Managers shall (i) provide the Board of Representatives with a report on the financial condition and

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operations of the Company, including, without limitation, a report on the results of operations compared to the then applicable Business Plan,
(ii) disclose to the Board of Representatives any material event or contingency occurring since the previous meeting and (iii) disclose to the Board of Representatives all matters which would require disclosure to, or the approval of, the board of directors of a Delaware corporation. For so long as the Thrasher Members are entitled to designate at least one (1) Representative to the Board of Representatives of the Company, any meeting of the Board of Representatives of the Company shall also be deemed to be a meeting of the Boards of Representatives of HoldCo Sub and OpCo.

     Section 3.3 QUORUM. The presence of at least one of the Representatives or Alternates designated by each of the Thrasher Members and Bidder Member shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Representatives and the acts of a majority of the Representatives or Alternates present and voting at a meeting at which a quorum is present shall be the acts of the Representatives or Alternates; provided, however, that if notice of a meeting is provided to the Representatives and Alternates, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Representatives or Alternates attend the meeting to constitute a quorum, the meeting may be adjourned by those Representatives or Alternates attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Representatives and Alternates no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Representatives or Alternates is not present, a majority of the Representatives and Alternates present and voting will constitute a quorum for purposes of the reconvened meeting; provided, however that such Representatives and Alternates may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting. Notwithstanding the foregoing or any other provision in this Agreement, no Representative, Alternate or Manager shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 3.8 of this Operating Agreement unless such matter has been approved by the mutual consent of the Thrasher Members and Bidder Member in accordance with the provisions of this Operating Agreement.

     Section 3.4  MANNER OF ACTION.  Other than any action contemplated by
Section 3.8, which shall require the mutual consent of Bidder Member and the Thrasher Members, whenever any Company action is to be taken by a vote of the Board of Representatives, it shall be authorized upon receiving the affirmative vote of a majority of the Representatives and Alternates present and voting at a duly constituted meeting at which a quorum is present.

     Section 3.5 DESIGNATION OF MANAGERS. Bidder Member shall designate all Managers. The initial Managers are set forth on Schedule C. Bidder Member shall promptly give each Member notice of the designation of any new Manager.

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     Section 3.6  QUALIFICATIONS.  Each Manager of the Company shall be a natural person of full age who need not be a resident of the State of Delaware.

     Section 3.7  NUMBER, SELECTION AND TERM OF OFFICE.

          (a) There shall be no less than 2 Managers, nor more than 10, as may be determined from time to time by the Board of Representatives. Initially, there shall be 3 Managers.

          (b) Each Manager shall hold office until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

     Section 3.8 APPROVAL OF CERTAIN MATTERS BY THE MEMBERS. Notwithstanding any provision of this Operating Agreement or the Act to the contrary, the following matters require the mutual consent of the Thrasher Members and Bidder Member, given by their respective Representatives (acting as a group) at a meeting of the Board of Representatives or by written consent, or if the Thrasher Members have no Representatives, such consent shall be given by the Thrasher Members in their capacity as Members, and the Managers shall have no power or authority to do or perform any act with respect to any of the following matters without the mutual consent of the Thrasher Members and Bidder Member, given in accordance with the provisions of this Operating Agreement:

          (a) Certain Contracts. The entering into any contract, agreement or arrangement (whether written or oral) by the Company, other than agreements and contracts in force as of the date hereof and renewals thereof, which
(i) contains provisions restricting HoldCo or HoldCo Sub or any member thereof from competing in any business activity in any geographic area, (ii) contains provisions requiring HoldCo or HoldCo Sub or any member thereof to deal exclusively with any third party with respect to providing any goods, services or rights to or acquiring any goods or services or rights from such third party,
(iii) contains provisions which are inconsistent with the obligations of HoldCo or HoldCo Sub under any of the Transaction Documents, or (iv) provides for the purchase or sale of goods, services or rights involving an amount in excess of $10,000,000 per year in any transaction or series of similar transactions.

          (b) Conduct of Business. The engagement by the Company in any line of business other than (i) the ownership of the membership interests in HoldCo Sub,
(ii) the ownership of the Bidder Contributed Shares, if applicable and (iii) the making of any Contributed Cash Distributions. The engagement by HoldCo Sub in any line of business other than performing its obligations under the Management Agreement and performing all business activities related thereto, and the holding of an interest in OpCo. The making by HoldCo Sub of any investment in, or the acquisition by HoldCo Sub of any equity securities of, any Person other than OpCo. The application of any money or other assets of HoldCo or HoldCo Sub for use in the business of any person other than HoldCo, HoldCo Sub or OpCo, including, without limitation, Bidder or any Bidder Affiliate whether by loan, lease or other means. Causing the operation of the Tower Sites indirectly held or managed by HoldCo in a manner other than a manner that is no less favorable and no less competitive than the manner in which Bidder and Bidder Member conduct the tower operations of their other businesses.

          (c) Solvency. The voluntary taking of any action by the Company or HoldCo Sub that would cause the Company, HoldCo Sub or OpCo to cease to be Solvent. As used herein, the term "Solvent" means that the aggregate present fair saleable value of the Company's (or HoldCo Sub's, as applicable) assets is in excess of the total cost of its probable liability on its existing debts to third parties as they become absolute and matured, the Company (or HoldCo Sub, as applicable) has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and the Company (or HoldCo Sub, as applicable) has capital adequate to conduct the business in which it is presently employed. The taking of any action that would inhibit, prevent or give rise to any claim with respect to the making any Contributed Cash Distribution.

          (d) Bankruptcy. The voluntary dissolution or liquidation of the Company or HoldCo Sub, the making by the Company or HoldCo Sub of a voluntary assignment for the benefit of creditors, the filing of a petition in bankruptcy by the Company or HoldCo Sub, the Company or HoldCo Sub petitioning or applying to any tribunal for any receiver or trustee, the Company or HoldCo Sub commencing any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, the Company or HoldCo Sub indicating its consent to, approval of or acquiescence in any such proceeding and failing to use their respective best efforts to have discharged the appointment of any receiver of or trustee for the Company or HoldCo Sub or any substantial part of their respective properties.

          (e) Indebtedness. The direct or indirect modification, amendment or prepayment of the Incurred Debt, if any, by the Company or HoldCo Sub prior to the seventh (7th) anniversary of the last closing of the transactions contemplated by the Formation Agreement. Except with respect to Incurred Debt, if any, the Company directly or indirectly, creating, incurring, assuming, guaranteeing, or otherwise becoming or remaining directly or indirectly liable with respect to any Indebtedness. As used herein, "Indebtedness" means, at any time, (i) liabilities for borrowed money, (ii) liabilities for the deferred purchase price of property acquired by the Company (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (iii) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles consistently applied throughout the periods involved ("GAAP") in respect of capital leases;
(iv) all liabilities for borrowed money secured by any Encumbrance with respect to any property owned by the Company (whether or not it has assumed or otherwise become liable for such liabilities); (v) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (vi) any guaranty of the Company with respect to liabilities of a type described in any of clauses (i) through
(v) hereof.

          (f) Liens. The Company, directly or indirectly, maintaining, creating, incurring, assuming or permitting to exist any Encumbrance (other than Encumbrances on the membership interests in HoldCo Sub granted to the Lender or to secure the Incurred Debt, if any), on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company, whether now owned or hereafter acquired, or any income or profits therefrom.

          (g) Issuance of Interests.  Except pursuant to a transfer permitted by
Section 8.1 or Section 8.2, the authorization or issuance of any interests in, or the admission of any members to, the Company or HoldCo Sub, including, without limitation, the authorization or issuance of any additional interests in the Company to Thrasher or any Thrasher Member or Bidder Member beyond those interests authorized and issued in connection with the formation of the Company.

          (h) Contingent Obligations. The Company, directly or indirectly, creating or becoming or being liable with respect to any Contingent Obligation.

As used herein, the term "Contingent Obligations" means any direct or indirect liability, contingent or otherwise (i) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligations will be protected (in whole or in part) against loss in respect thereof and
(ii) with respect to any letter of credit. Contingent Obligations shall include with respect to the Company, without limitation, the direct or indirect guaranty, endorsement (otherwise than for the collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by the Company, the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and any liability of the Company for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), and (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, if in the case of any agreement described under subclause
(x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.

          (i) Preservation of Existence. Any action contrary to the preservation and maintenance of the Company's and HoldCo Sub's existence, rights, franchises and privileges as a limited liability company under the laws of the State of Delaware. Any action which would prevent the Company or HoldCo Sub from qualifying and remaining qualified as a foreign limited liability company in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

          (j) Merger or Sale of Assets. Any merger or consolidation by the Company or HoldCo Sub with any Person. Any sale, assignment, lease or other disposition by the Company or HoldCo Sub of (whether in one transaction or in a series of transactions), or any voluntarily parting with the control of (whether in one transaction or in a series of transactions), a material portion of the Company's or HoldCo Sub's assets (whether now owned or hereinafter acquired), except in accordance with the provisions of any of the Transaction Documents, and except for sales or other dispositions of assets in the ordinary course of business. Any sale, assignment or other disposition of (whether in one transaction or in a series of transactions) any of the Company's or HoldCo Sub's accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any Person, except for sales or other dispositions of assets in the ordinary course of business.

          (k) Dealings with Affiliates. Except pursuant to the Transaction Documents, the entering into by the Company or HoldCo Sub of any transaction with any Representative, Manager, officer or member of the Company, HoldCo Sub or OpCo, or any officer, director of Bidder or Bidder Member or holder of more than five percent (5%) of the outstanding common stock of Bidder, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families or any corporation or other entity directly or indirectly controlled by Bidder or Bidder Member, except in the ordinary course of business and on terms not less favorable to the Company or HoldCo Sub than it would reasonably expect to obtain in a transaction between unrelated parties.

          (l) Dividends; Distributions. The declaration or payment by the Company or HoldCo Sub of any dividend, or making by the Company or HoldCo Sub of any distribution or return of capital, or the redemption by the Company or HoldCo Sub of any equity interest, or the making by the Company or HoldCo Sub of any similar payments or transfer of property to its Members (excluding payments for goods or services) in amounts in excess of those amounts which would otherwise be payable under the Management Agreement and then only to the extent that such amounts had not been paid pursuant to the Management Agreement.

          (m) Method of Certain Calculations. The determination of any method to be used in calculating any of the payments to be made under the Management Agreement or the Bidder Services Agreement.

          (n) Business Plan.  The approval of the Business Plan as set forth in
Section 10.3.

          (o) Actions as Member of HoldCo Sub. The Company giving any consent, in its capacity as a member of HoldCo Sub, under Section 3.8 of the HoldCo Sub Operating Agreement.

          (p) Voting of Bidder Contributed Shares held by the Company. The Company exercising any voting rights with respect to the Bidder Contributed Shares, if any, held by the Company, and in the absence of the mutual agreement of Thrasher and Bidder Member as to the exercise of such voting rights, the Bidder Contributed Shares shall be voted on each matter to be submitted to a vote of the stockholders of Bidder or and against such matter in the same proportion as the vote of all other shares entitled to vote thereon are voted (whether by proxy or otherwise) for and against such matter.

Whenever the mutual consent of the Thrasher Members and Bidder Member is required under either this Operating Agreement, the HoldCo Sub Operating Agreement or the OpCo Operating Agreement, the Managers shall only take action, vote the membership interests in HoldCo Sub or authorize the Managers of HoldCo Sub to vote the membership interest in OpCo in accordance with the direction of the Thrasher Members and Bidder Member as provided for in this Section 3.8.

     Section 3.9 EXCULPATION. No Member, Manager, Representative, Alternate or officer shall be liable to the Company or to any Member for any losses, claims, damages or liabilities arising from, related to, or in connection with, this Operating Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Member, Manager, Representative, Alternate or officer's gross negligence or willful misconduct. To the extent that, at law or in equity, any Member, Manger, Representative, Alternate or officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such Member, Manager, Representative, Alternate or officer acting in connection with this Operating Agreement or the business or affairs of the Company shall not be liable to the Company or to any Member, Manager, Representative, Alternate or officer for its good faith conduct in accordance with the provisions of this Agreement or any approval or authorization granted by the Company or any Member, Manager, Representative, Alternate or officer. The provisions of this Operating Agreement, to the extent that they restrict the duties and liabilities of any Member, Manager, Representative, Alternate or officer otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member, Manager, Representative, Alternate or officer.

     Section 3.10 RELIANCE ON REPORTS AND INFORMATION BY MEMBER, REPRESENTATIVE. ALTERNATE OR MANAGER. A Member, Representative, Alternate or Manager of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Managers, Members, Representatives, Alternates, officers, employees or committees of the Company, or by any other person, as to matters the Member, Representative, Alternate or Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     Section 3.11 BANK ACCOUNTS. The Managers may from time to time open bank accounts in the name of the Company, and the Managers, or any of them, shall be the sole signatory or signatories thereon, unless the Managers determine otherwise.

     Section 3.12 RESIGNATION. A Manager of the Company may resign at any time by giving written notice to the Company. The resignation of a Manager shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective.

     Section 3.13 REMOVAL. Any individual Manager may be removed from office at any time, without assigning any cause, by Bidder Member.

     Section 3.14 VACANCIES. Any vacancy with respect to a Manager occurring for any reason may be filled by Bidder Member.

     Section 3.15 SALARIES. The salaries of the Managers shall be fixed from time to time by the Board of Representatives in accordance with the Business Plan or by such Manager as may be designated by resolution of the Board of Representatives. The salaries or other compensation of any other employees and other agents shall be fixed from time to time by the Board of Representatives or by such Manager as may be designated by resolution of the Board of Representatives.

                                   ARTICLE IV

                                    MEMBERS

     Section 4.1  ADMISSION OF MEMBERS.

          (a) A person acquiring an interest in the Company in connection with its formation shall be admitted as a Member of the Company upon the later to occur of the formation of the Company or when the admission of the person is reflected in the records of the Company.

          (b) After the formation of the Company, a person acquiring an interest in the Company from the Company, is admitted as a Member upon the satisfaction of all requirements in Article VIII of this Operating Agreement.

     Section 4.2 MEETINGS. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member.

     Section 4.3 PLACE OF MEETING. The Managers or Members calling a meeting pursuant to Section 4.2 may designate any place as the place for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

     Section 4.4 RECORD DATE. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for the determination of Members. Only Members of record on the date fixed shall be so entitled notwithstanding any permitted transfer of a Member's Membership Interest after any record date fixed as provided in this Section. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, the determination shall apply to any adjournment of the meeting.

     Section 4.5 QUORUM. A meeting of Members of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of each Member, represented in person or by proxy, shall constitute a quorum at any meeting of Members, provided, however, that if notice of a meeting is provided to the Members, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Members attend the meeting to constitute a quorum, the meeting may be adjourned by those Members attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Members no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Members is not present, a majority of the Members present and voting will constitute a quorum for purposes of the reconvened meeting; provided, however that such Members may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members whose absence would cause less than a quorum.

Notwithstanding the foregoing or any other provision in this Agreement, no Member shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 3.8 of this Operating Agreement unless such matter has been approved by the mutual consent of Thrasher Members and Bidder Member in accordance with the provisions of this Operating Agreement.

     Section 4.6 MANNER OF ACTING. Except as otherwise provided in the Act or the Certificate or this Operating Agreement, including, without limitation,
Section 3.8 hereof, whenever any Company action is to be taken by vote of the Members of the Company, it shall be authorized upon receiving the affirmative vote of Members entitled to vote who own a majority of the Percentage Interests then held by Members.

     Section 4.7 VOTING RIGHTS OF MEMBERS. Unless otherwise provided in the Certificate, every Member of the Company shall be entitled to a percentage of the total votes equal to that Member's then current Percentage Interest.

     Section 4.8 RELATIONSHIP OF MEMBERS. Except as otherwise expressly and specifically provided in or as authorized pursuant to the Certificate or this Operating Agreement, (a) in the event that any Member (or any of such Member's shareholders, partners, members, owners, or Affiliates (collectively, the "Liable Member")) has incurred any indebtedness or obligation prior to the date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by the Company pursuant to this Operating Agreement, the Formation Agreement or any of the other Transaction Documents, or a written instrument signed by all Members; (b) neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation that is incurred after the date of this Agreement by any Liable Member, and in the event that a Liable Member, whether prior to or after the date hereof, incurs (or has incurred) any debt or obligation that neither the Company nor any of the other Members is to have any responsibility or liability for, the Liable Member shall indemnify and hold harmless the Company and the other Members from any liability or obligation they may incur in respect thereof; (c) nothing contained herein shall render any Member personally liable for any debts, obligations or liabilities incurred by the other Members or the Company whether arising in contract, tort or otherwise or for the acts or omissions of any other Member, Manager, agent or employee of the Company; (d) no Member shall be constituted an agent of the other Members or the Company; (e) nothing contained herein shall create any interest on the part of any Member in the business or other assets of the other Members; (f) nothing contained herein shall be deemed to restrict or limit in any way the carrying on (directly or indirectly) of separate businesses or activities by any Member now or in the future, even if such businesses or activities are competitive with the Company; and (g) no Member shall have any authority to act for, or to assume any obligation on behalf of, the other Members or the Company. No Member or any of its affiliates or any of their respective officers, directors, employees or former employees shall have any obligation, or be liable, to the Company or any other Member for or arising out of the conduct described in the preceding clause (f), for exercising, performing or observing or failing to exercise, perform or observe, any of its rights or obligations under the Formation Agreement or any other Transaction Document, for exercising or failing to exercise its rights as a Member or, solely by reason of such conduct, for breach of any fiduciary or other duty to the Company or any Member. In the event that a Member, any of its Affiliates or any of their respective officers, directors, employees or former employees acquires knowledge of a potential transaction, agreement, arrangement or other matter which may be a corporate opportunity for both the Member and the Company, neither the Member nor such Affiliate, officers, directors, employees or former employees shall have any duty to communicate or offer such corporate opportunity to the Company, and neither the Member nor such Affiliate, officers, directors, employees or former employees shall be liable to the Company for breach of any fiduciary or other duty, as a member or otherwise, by reason of the fact that the Member or such Affiliate, officers, directors, employees or former employees pursue or acquire such corporate opportunity for the Member, direct such corporate opportunity to another person or entity or fail to communicate such corporate opportunity or information regarding such corporate opportunity to the Company.

     Section 4.9 BUSINESS TRANSACTIONS OF MEMBER OR REPRESENTATIVE OR ALTERNATE WITH THE COMPANY. A Member or Representative or Alternate may lend money to, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact any and all other business with the Company and, subject to other applicable law, has the same rights and obligations with respect to any such matter as a person who is not a Member or Representative or Alternate.

     Section 4.10 ACTION OF THRASHER MEMBERS. Each of the Thrasher Members has appointed Thrasher to act on its behalf with respect to all matters requiring or permitting the action by or consent or approval of the Thrasher Members. The Company, Bidder, and Bidder Member may rely solely on direction from Thrasher with respect to all such matters and Thrasher shall act in the same manner with respect to all of the Thrasher Members. Notice in accordance with the terms of this Agreement to Thrasher of any matter with respect to the Company shall be considered notice to each Thrasher Member.

                                   ARTICLE V

                                INDEMNIFICATION

     Section 5.1  INDEMNIFICATION BY THE COMPANY.

          (a) The Company shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to liability, except:

               (1) where such indemnification is expressly prohibited by applicable law;

               (2) where the conduct of the indemnified representative has been finally determined:

                    (i) to constitute willful misconduct or recklessness
               sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                    (ii) to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

               (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

          (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

          (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

          (d) Definitions.  For purposes of this Article:

               (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a Member, Manager, Representative, Alternate or authorized agent of the Company;

               (2) "indemnified representative" means any and all Members, Managers, Representatives, Alternates and authorized agents of the Company and any other person designated as an indemnified representative by the mutual consent of the Thrasher Members and Bidder Member, given in accordance with the provisions of this Operating Agreement;

               (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

               (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

     Section 5.2 PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article, the Company shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the unanimous consent of the Board of Representatives. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

     Section 5.3 ADVANCING EXPENSES. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.1 or the initiation of or participation in which is authorized pursuant to Section 5.2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Company pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

     Section 5.4 PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the secretary of the Company.

     Section 5.5  ARBITRATION.

          (a) Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for Liabilities arising under the Securities Act of 1933, as amended, that the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Company are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the Indemnified Representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Company and the Indemnified Representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the Company and the Indemnified Representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

          (b) Each arbitrator selected as provided in this Section is required to be or have been a Manager, director or executive officer of a limited liability company, corporation or other entity whose equity securities were listed during at least one (1) year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

          (c) The party or parties challenging the right of an Indemnified Representative to the benefits of this Article shall have the burden of proof.

          (d) The Company shall reimburse an Indemnified Representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

          (e) Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Company shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 5.1 in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

     Section 5.6 CONTRIBUTION. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

     Section 5.7 MANDATORY INDEMNIFICATION OF MEMBERS AND MANAGERS. To the extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

     Section 5.8 CONTRACT RIGHTS; AMENDMENT OR REPEAL. All rights under this Article shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     Section 5.9 SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of disinterested Members or disinterested Representatives, Alternates, Managers or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a person.

     Section 5.10 RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

                                   ARTICLE VI

                                CAPITAL ACCOUNTS

     Section 6.1 DEFINITIONS. For the purposes of this Operating Agreement, unless the context otherwise requires:

          "Additional Capital Contribution" means the Capital Contributions described in Section 6.3 and made following the Initial Capital Contribution.

          "Adjusted Capital Account" shall mean, for any Member, its Capital Account balance maintained and adjusted as required by Treasury Regulation
Section 1.704-1(b)(2)(iv).

          "Capital Account" shall mean, with respect to a Member, such Member's capital account established and maintained in accordance with the provisions of
Section 6.5.

          "Capital Contribution" means any contribution to the capital of the Company in cash, property or expertise by a Member whenever made. A loan by a Member of the Company shall not be considered a Capital Contribution.

          "Initial Capital Contribution" means the Capital Contributions made by the parties on the date of this Agreement.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended.

          "Membership Interest" means a Member's interest in the Company.

          "Percentage Interest" means, with respect to any Member, the Percentage Interest set forth opposite such Member's name on Schedule A attached hereto, as amended from time to time to reflect transfers of Membership Interests in accordance with this Operating Agreement.

          "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, deter-mined in accordance with IRC (S)703(a). For the purpose of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC (S)703(a)(1) shall be included in taxable income or loss with the following adjustments:

               (1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

               (2) Any expenditures of the Company described in IRC
     (S)705(a)(2)(B) or treated as IRC (S)705(a)(2)(B) expenditures pursuant to Treasury Regulation (S)1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be subtracted from such taxable income or loss.

          "Treasury Regulations" include proposed, temporary and final regulations promulgated under the IRC in effect as of the date of this Operating Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

     Section 6.2  DETERMINATION OF TAX BOOK VALUE OF COMPANY ASSETS.

          (a) Except as set forth below, the "Tax Book Value" of any Company asset is its adjusted basis for federal income tax purposes.

          (b) The initial Tax Book Value of any assets contributed by a Member to the Company shall be the agreed fair market value of such assets, increased by the amount of liabilities of the contributing Member assumed by the Company in connection with the contribution of such assets plus the amount of any other liabilities to which such assets are subject. The Tax Book Values of the Initial Capital Contributions are set forth on Schedule A hereto.

          (c) The Tax Book Values of all Company assets may be adjusted by the Managers to equal their respective gross fair market values as of the following times: (i) the admission of an additional Member to the Company or the acquisition by an existing Member of an additional Membership Interest; (ii) the distribution by the Company of money or property to a withdrawing, retiring or continuing Member in consideration for the retirement of all or a portion of such Member's Membership Interest; and (iii) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the IRC. Notwithstanding the foregoing, the Tax Book Values of Company assets will not be adjusted at the time of the contribution of any portion of the Additional Capital Contributions or any Permitted HoldCo Capital Contribution as outlined in the Formation Agreements.

     Section 6.3  CAPITAL CONTRIBUTIONS.

Prior to the Initial Closing, the Initial Transferring Entities and Bidder Member shall cause HoldCo, HoldCo Sub and OpCo to be formed. Thereafter, at the time of each

Closing, the Transferring Entities will contribute Thrasher Contributed Assets and Thrasher Assumed Liabilities, and Bidder Member will contribute the Bidder Contributed Cash and any Bidder Contributed Shares directly to HoldCo in exchange for Membership Interests; thereafter, HoldCo will cause such Thrasher Contributed Assets and such Thrasher Assumed Liabilities as well as the portion of the Bidder Contributed Cash attributable to the Working Capital Contribution as provided in the Formation Agreement to be contributed to HoldCo Sub; thereafter, HoldCo Sub will cause all such assets and liabilities to be contributed to OpCo. In connection with the foregoing, for convenience, at any Closing the Transferring Entities may convey the Thrasher Contributed Assets and Thrasher Assumed Liabilities directly to OpCo. In accordance with this:

          (a) The Initial Capital Contribution of each Member is set forth on Schedule A and is made as of the date hereof.

          (b) Additional Capital Contributions shall be made as of the dates of any subsequent Closings, and the Percentage Interests of the Members shall be adjusted as provided in such Formation Agreement and on an amended and restated Schedule A. The Members acknowledge and agree that for purposes of computing the Tax Book Values of the property contributed as Additional Capital Contributions and the Percentage Interests of the Members, the provisions of the Formation Agreement shall apply.

          (c) No Member shall be obligated to make any other Capital Contributions to the Company in excess of its Initial Capital Contribution and Additional Capital Contributions. Notwithstanding the foregoing, Bidder Member may make a Permitted HoldCo Capital Contribution, and the Percentage Interests of the Members shall be adjusted from the date of such contribution by assuming such a Permitted HoldCo Capital Contribution was a Working Capital Contribution and the Percentage Interests were determined in the manner set forth in the Formation Agreement.

          (d) No Member shall be permitted to make any capital contributions other than those outlined in paragraphs (a) through (c) to the Company unless mutually agreed by the Thrasher Members and Bidder Member.

     Section 6.4  LIABILITY FOR CONTRIBUTION.

          (a) A Member of the Company is obligated to the Company to perform any promise to contribute cash or property or to perform services, even if the Member is unable to perform because of death, disability or any other reason. If a Member does not make the required contribution of property or services, the Member is obligated at the option of the Company to contribute cash equal to that portion of the agreed value (as stated in the records of the Company) of the contribution that has not been made. The foregoing option shall be in addition to, and not in lieu of, any other rights, including the right to specific performance, that the Company may have against such Member under applicable law.

          (b) The obligation of a Member of the Company to make a contribution or return money or other property paid or distributed in violation of the Act may be compromised only by consent of all the Members. Notwithstanding the compromise, a creditor of the Company who extends credit, after entering into this Operating Agreement or an amendment hereof which, in either case, reflects the obligation, and before the amendment hereof to reflect the compromise, may enforce the original obligation to the extent that, in extending credit, the creditor reasonably relied on the obligation of a Member to make a contribution or return. A conditional obligation of a Member to make a contribution or return money or other property to the Company may not be enforced unless the conditions of the obligation have been satisfied or waived as to or by such Member. Conditional obligations include contributions payable upon a discretionary call of the Company prior to the time the call occurs.

     Section 6.5 CAPITAL ACCOUNTS. A separate Capital Account will be maintained for each Member. The initial Capital Accounts shall consist solely of the Initial Capital Contribution of the Members pursuant to Section 6.3. Notwithstanding any other provision hereof, the Company shall determine and adjust the Capital Accounts in accordance with the rules of Treasury Regulation
Section 1.704-1(b)(2)(iv). Except as otherwise required in the Act, no Member shall have any liability to restore all or any portion of a deficit balance in the Member's Capital Account.

     Section 6.6 NO INTEREST ON OR RETURN OF CAPITAL. No Member shall be entitled to interest on any Capital Contribution or Capital Account. No Member shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account except as may be expressly provided herein, and no Member shall be personally liable for the return of the Capital Contributions of any other Member.

     Section 6.7 PERCENTAGE INTEREST. The Percentage Interests of the Members are as set forth on Schedule A. The Percentage Interests shall be updated by the Managers to reflect any transfers of Membership Interests and the making of Additional Capital Contributions and any Permitted HoldCo Contributions, set forth on a revised Schedule A and filed with the records of the Company. The sum of the Percentage Interests for all Members shall equal 100 percent.

     Section 6.8 ALLOCATIONS OF PROFITS AND LOSSES GENERALLY. After the allocations in. Section 6.9, at the end of each year (or shorter period if necessary or longer period if agreed by all of the Partners), Profits and Losses shall be allocated as follows:

          (a) Profits. Profits shall be allocated to the Members in proportion to their respective Percentage Interests.

          (b) Losses. Losses shall be allocated to the Members in proportion to their respective Percentage Interests.

     Section 6.9  ALLOCATIONS UNDER REGULATIONS.

          (a) Company Nonrecourse Deductions. Loss attributable (under Treasury Regulation Section 1.704-2(c)) to "partnership nonrecourse liabilities" (within the meaning of Treasury Regulation Section 1.704-2(b)(1)) shall be allocated among the Members in the same proportion as their respective Percentage Interests.

          (b) Member Nonrecourse Deductions. Loss attributable (under Treasury Regulation Section 1.704-2(i)(2)) to "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) shall be allocated, in accordance with Treasury Regulation Section 1.704- 2(i)(1), to the Member who bears the economic risk of loss with respect to the debt to which the Loss is attributable. The Members acknowledge that the Incurred Debt, if any, shall be treated as "partner nonrecourse debt."

          (c) Minimum Gain Chargeback. Each Member will be allocated Profits at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

          (d) Qualified Income Offset. Losses and items of income and gain shall be specially allocated when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d).

     Section 6.10  OTHER ALLOCATIONS.

          (a) Allocations when Tax Book Value Differs from Tax Basis. When the Tax Book Value of a Company asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Assets") shall be allocated among the Members to take this difference into account in accordance with the principles of IRC Section 704(c), as set forth herein and in the Treasury Regulations thereunder and under IRC Section 704(b). Except to the extent otherwise required by final Treasury Regulations, the calculation and allocations eliminating the differences between Tax Book Value and adjusted tax basis of the Section 704(c) Assets shall be made on an asset-by-asset basis without curative or remedial allocations to overcome the "ceiling rule" of Treasury Regulation Section 1.704-3(b)(1).

          (b)  Change in Member's Interest.

          (1) If during any fiscal year of the Company there is a change in any Member's Membership Interest, then for purposes of complying with IRC Section 706(d), the determination of Company items allocable to any period shall be made by using any method permissible under IRC Section 706(d) and the Regulations thereunder as may be determined by the Managers.

          (2) The Members agree to be bound by the provisions of this Section 6.10(b) in reporting their shares of Company income, gain, loss, and deduction for tax purposes.

          (c) Allocations on Liquidation. Notwithstanding any other provision of this Article VI to the contrary, in the taxable year in which there is a liquidation of the Company, after the allocations in Sections 6.8 and 6.9 hereof, the Capital Accounts of the Members will, to the extent possible, be brought to the amount of the liquidating distributions to be made to them under
Section 9.5 hereof by allocations of items of profit and loss and, if necessary, by guaranteed payments (within the meaning of Code Section 707(c)) credited to the Capital Account of a Member whose Capital Account is less than the amount to be distributed to it and debited from the Capital Account of the Member whose Capital Account is greater than the amount to be distributed to it.

     Section 6.11 LIMITATIONS UPON LIABILITY OF MEMBERS. Except as otherwise expressly and specifically provided in or required by the Certificate or this Operating Agreement, the personal liability of each Member to the Company, to the other Members, to the creditors of the Company or any third party for the losses, debts or liabilities of the Company shall be limited to the amount of its Capital Contribution which has not theretofore been returned to it as a distribution (including a distribution upon liquidation). For purposes of the foregoing sentence, distributions to a Member shall first be deemed a return of its Capital Contribution. No Member shall at any time be liable or held accountable to the Company, to the other Members, to the creditors of the Company or to any other third party for or on account of any negative balance in its Capital Account.

                                  ARTICLE VII

                                 DISTRIBUTIONS

     Section 7.1  NET CASH FROM OPERATIONS AND DISTRIBUTIONS.

          (a) Except as otherwise provided in this Operating Agreement including, without limitation, in Section 3.8 hereof, Net Cash From Operations, if any, shall be determined annually within ninety (90) days after the end of each fiscal year jointly by the Members and distributed for each fiscal year to the Members in accordance with their Percentage Interests.

          (b) For purposes of this Operating Agreement, "Net Cash From Operations" means the gross cash proceeds from Company operations less the portion thereof used to, or expected to be used to, pay expenses, debt payments, capital improvements, replacements and increases to reserves therefor. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions to reserves previously established.

     Section 7.2  LIMITATIONS ON DISTRIBUTIONS.

          (a) The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

          (b) A Member who receives a distribution in violation of subsection
(a), and who knew at the time of the distribution that the distribution violated this section, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of this section, and who did not know at the time of the distribution that the distribution violated this section, shall not be liable for the amount of the distribution. Subject to subsection (c), this subsection shall not affect any obligation or liability of a Member under other applicable law for the amount of a distribution.

          (c) A Member who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three (3) year period and an adjudication of liability against such Member is made in the action.

     Section 7.3 AMOUNTS OF TAX PAID OR WITHHELD. All amounts paid or withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Member shall be treated as amounts distributed to the Member pursuant to this Article for all purposes under this Operating Agreement.

     Section 7.4 DISTRIBUTION IN KIND. The Company shall not distribute any assets in kind, except pursuant to a dissolution in accordance with Article IX.

     Section 7.5 CONTRIBUTED CASH DISTRIBUTION. In connection with making the Initial Capital Contributions and each Additional Capital Contribution, the Company shall distribute the Contributed Cash Distribution and the Financing Distribution, if any, as specified in the Formation Agreement to the Thrasher Members participating in such capital contribution (or their successors in interest).

     Section 7.6 REDEMPTION OF MEMBERSHIP INTERESTS. No transfer or disposition of the Bidder Contributed Shares, if any, shall be made (including pursuant to Article IX) prior to the first anniversary of the Final Closing
Date.   The Thrasher Members may at any time after the first anniversary of the
Final Closing Date cause any or all of the Bidder Contributed Shares to be distributed to the Thrasher Members in redemption of a percentage of their membership interests and thereafter the aggregate Membership

Interests of the Thrasher Members shall be equal to (a) the Thrasher Interest Value divided by (b) Total Entity Value (computing each such amount taking into account the value of Additional Contributed Towers under Section 2A.10 of the Formation Agreement, if applicable, but excluding the value of any distributed Bidder Contributed Shares). The aggregate Membership Interest as adjusted shall be apportioned among the Thrasher Members in proportion to the redeemed Membership Interest held by them.

                                  ARTICLE VIII

                                TRANSFERABILITY

     Section 8.1 RESTRICTION ON TRANSFERS BY BIDDER MEMBER. Without the prior written consent of Thrasher, Bidder Member shall not have the right, directly or indirectly, to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any of the Bidder HoldCo Interest unless either (a) the transfer is made to an entity of which Bidder or Bidder Member owns directly or indirectly all of the voting power of the outstanding capital stock (provided that (x) such entity executes an instrument reasonably satisfactory in form and substance to Thrasher pursuant to which it agrees to be bound hereby and (y) Bidder (or its successor by merger) shall not thereafter at any time cease to own directly or indirectly less than all of the voting power of the outstanding capital stock of such entity), or (b) Bidder Member has complied with the procedures described in this Article VIII and
(i) the transfer is made subject to the right of first refusal described in
Section 8.3 hereof, and (ii) to the extent Thrasher does not exercise its right of first refusal described in Section 8.3 hereof, the transfer is made subject to the right of participation in sales described in Section 8.5(a) hereof. For purposes of the foregoing, Bidder Member shall not be deemed to have indirectly transferred any of the Bidder HoldCo Interest if Bidder or any other parent corporation of Bidder Member is a party to any merger or consolidation transaction, whether or not such parent corporation is the surviving entity in such merger. Any purported transfer of the Bidder HoldCo Interest in violation of this Section 8.1 shall be void.

     Section 8.2 RESTRICTION ON TRANSFERS BY THRASHER MEMBERS Without the prior written consent of Bidder Member, no Thrasher Member shall have the right, directly or indirectly, to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any of the Thrasher HoldCo Interest unless either (i) the transfer is made to another Thrasher Member or to any entity of which either Thrasher Parent, Thrasher, or Bell Atlantic (after the Bell Atlantic Thrasher Merger is consummated) is the owner directly or indirectly of a majority of the voting power of the outstanding ownership interests of such entity (provided that (x) such entity executes an instrument reasonably satisfactory in form and substance to Bidder Member pursuant to which it agrees to be bound hereby and (y) Thrasher Parent or Thrasher (or the successor by merger to either) shall not thereafter at any time cease to own directly or indirectly less than a majority of the voting power of the outstanding ownership interests of such entity), or (ii) the Thrasher Member has complied with the procedures described in this Article VIII and (A) the transfer is made subject to the right of first refusal described in Section 8.4 hereof or (B) to the extent Bidder Member does not exercise its right of first refusal described in Section 8.4 hereof, the transfer is made subject to the right of participation in sales described in
Section 8.5(b) hereof. For purposes of the foregoing, no Thrasher Member shall be deemed to have indirectly transferred any of the Thrasher HoldCo Interest if Thrasher Parent or any other parent corporation of such Thrasher Member is a party to any merger or consolidation transaction, whether or not such parent corporation is the surviving entity in such merger. Any purported transfer of any Thrasher HoldCo Interest in violation of this Section 8.2 shall be void.

     Section 8.3  THRASHER RIGHT OF FIRST REFUSAL OF TRANSFER.

          (a) Subject to the provisions of Section 8.1, if at any time Bidder Member wishes to sell all or any part of the Bidder HoldCo Interest, Bidder Member shall submit a written offer to sell such Bidder HoldCo Interest to Thrasher (on behalf of the Thrasher Members) on terms and conditions, including price, not less favorable to Thrasher than those on which Bidder Member proposes to sell the Bidder HoldCo Interest to any other purchaser (the "Bidder Offer"). The Bidder Offer shall disclose the identity of the proposed purchaser or transferee, the percentage of the Bidder HoldCo Interest to be sold, the terms of the sale, any amounts owed to Bidder Member with respect to the Bidder HoldCo Interest and any other material facts relating to the sale. Thrasher shall respond to the Bidder Offer as soon as practicable after receipt thereof, and in all events within thirty (30) days after receipt thereof. The Bidder Offer may be revoked at any time. Thrasher shall have the right to accept the Bidder Offer as to all (but not less than all) of the Bidder HoldCo Interest offered thereby. In the event that Thrasher shall elect on a timely basis to purchase all (but not less than all) of the Bidder HoldCo Interest covered by the Bidder Offer, Thrasher shall communicate in writing such election to purchase to Bidder Member, which communication shall be delivered by hand or mailed to Bidder Member at the address set forth in Schedule A hereto and shall, when taken in conjunction with the Bidder Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Bidder HoldCo Interest covered thereby; provided, however, that Bidder Member may elect in its sole discretion to terminate such agreement at any time prior to the closing of such sale and purchase, in which case such Bidder HoldCo Interest shall again become subject to the requirements of a prior offer pursuant to this Section. In the event Bidder Member terminates any such agreement prior to closing, Bidder Member shall be prohibited from consummating a transaction for the sale and purchase of the Bidder HoldCo Interest with the proposed purchaser or transferee for two (2) years from the date of such termination, and shall be prohibited from consummating a transaction for the sale and purchase of the Bidder HoldCo Interest with any other party for six (6) months from the date of such termination. In the event that any Bidder Offer includes any non-cash consideration, Thrasher may in its sole discretion elect to pay a cash amount equal to the fair market value of such non-cash consideration in lieu of such non-cash consideration. The closing of the sale and purchase contemplated by any agreement for the sale and purchase of any portion of the Bidder HoldCo Interest entered into between a Thrasher Member and Bidder Member pursuant to this
Section 8.3 shall be consummated within sixty (60) days after the date that such agreement becomes valid, legally binding and enforceable as aforesaid, subject to extension to the extent necessary to secure required approvals or consents from Governmental Authorities. Each of Thrasher and Bidder Member hereby agrees to use its reasonable best efforts to obtain such required approvals or consents from Governmental Authorities.

          (b) In the event that Thrasher does not purchase the Bidder HoldCo Interest offered by Bidder Member pursuant to the Bidder Offer, such Bidder HoldCo Interest not so purchased may be sold by Bidder Member at any time within ninety (90) days after the expiration of the Bidder Offer, subject to the provisions of Section 8.5 below. Any such sale shall be to the same proposed purchaser or transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Bidder Offer. If such Bidder HoldCo Interest is not sold within such ninety
(90)-day period, it shall again become subject to the requirements of a prior offer pursuant to this Section 8.3. In the event that such Bidder HoldCo Interest is sold pursuant to this Section 8.3 to any purchaser other than Thrasher, such Bidder HoldCo Interest shall continue to be subject to the restrictions imposed by this Operating Agreement and Section 8.3 of the Formation Agreement with the same effect as though such purchaser were Bidder Member for purposes of this Section.

     Section 8.4  BIDDER MEMBER'S RIGHT OF FIRST REFUSAL OF TRANSFER.

          (a) Subject to the provisions of Section 8.2, if at any time any Thrasher Member wishes to sell all or any part of its Thrasher HoldCo Interest, such Thrasher Member shall submit a written offer to sell such Thrasher HoldCo Interest to Bidder Member on terms and conditions, including price, not less favorable to Bidder Member than those on which such Thrasher Member proposes to sell the Thrasher HoldCo Interest to any other purchaser (the "Thrasher Offer"). The Thrasher Offer shall disclose the identity of the proposed purchaser or transferee, the percentage of the Thrasher HoldCo Interest to be sold, the terms of the sale, any amounts owed to the Thrasher Member with respect to the Thrasher HoldCo Interest and any other material facts relating to the sale. Bidder Member shall respond to the Thrasher Offer as soon as practicable after receipt thereof, and in all events within thirty (30) days after receipt thereof. The Thrasher Offer may be revoked at any time. Bidder Member shall have the right to accept the Thrasher Offer as to all (but not less than all) of the Thrasher HoldCo Interest offered thereby. In the event that Bidder Member elects on a timely basis to purchase all (but not less than all) of the Thrasher HoldCo Interest covered by the Thrasher Offer, Bidder Member shall communicate in writing such election to purchase to the Thrasher Member, which communication shall be delivered by hand or mailed to the Thrasher Member at the address set forth in Schedule A hereto and shall, when taken in conjunction with the Thrasher Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Thrasher HoldCo Interest covered thereby; provided, however, that the Thrasher Member may elect in its sole discretion to terminate such agreement at any time prior to the closing of such sale and purchase, in which case such Thrasher HoldCo Interest shall again become subject to the requirements of a prior offer pursuant to this Section.
In the event the Thrasher Member terminates any such agreement prior to closing, the Thrasher Member shall be prohibited from consummating a transaction for the sale and purchase of the Thrasher HoldCo Interest with the proposed purchaser or transferee for two (2) years from the date of such termination, and shall be prohibited from consummating a transaction for the sale and purchase of the Thrasher HoldCo Interest with any other party for six (6) months from the date of such termination. In the event that any Thrasher Offer includes any non-cash consideration, Bidder Member may in its sole discretion elect to pay a cash amount equal to the fair market value of such non-cash consideration in lieu of such non-cash consideration. The closing of the sale and purchase contemplated by any agreement for the sale and purchase of any portion of the Thrasher HoldCo Interest or Thrasher Retained Interest entered into between the Thrasher Member and Bidder Member pursuant to this Section 8.4 shall be consummated within sixty (60) days after the date that such agreement becomes valid, legally binding and enforceable as aforesaid, subject to extension to the extent necessary to secure required approvals or consents from Governmental Authorities. Each of Thrasher Member and Bidder Member hereby agrees to use its reasonable best efforts to obtain such required approvals or consents from Governmental Authorities.

          (b) In the event that Bidder Member does not purchase the Thrasher HoldCo Interest offered by the Thrasher Member pursuant to the Thrasher Offer, such Thrasher HoldCo Interest not so purchased may be sold by the Thrasher Member at any time within ninety (90) days after the expiration of the Thrasher Offer. Any such sale shall be to the same proposed purchaser or transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Thrasher Offer. If such Thrasher HoldCo Interest is not sold within such ninety (90)-day period, such Thrasher HoldCo Interest shall continue to be subject to the requirements of a prior offer pursuant to this Section. In the event that such Thrasher HoldCo Interest is sold pursuant to this Section to any purchaser other than Bidder Member, such portion of the Thrasher HoldCo Interest shall continue to be subject to the restrictions imposed by this Operating Agreement and Section 8.4 of the Formation Agreement with the same effect as though such purchaser were the Thrasher Member for purposes of such Section.

     Section 8.5  RIGHT OF PARTICIPATION IN SALES.

          (a) If at any time Bidder Member wishes to sell all or any portion of the Bidder HoldCo Interest to any person or entity other than Thrasher (on behalf of the Thrasher Members) (the "Bidder HoldCo Interest Purchaser"), Thrasher shall have the right to offer for sale to the Bidder HoldCo Interest Purchaser, as a condition of such sale by Bidder Member, at the same price and on the same terms and conditions as involved in such sale by Bidder Member, the same proportion of the aggregate Thrasher HoldCo Interest as the proposed sale represents with respect to the Bidder HoldCo Interest. Thrasher shall notify Bidder Member of such intention as soon as practicable after receipt of the Bidder Offer made pursuant to Section 8.3, and in all events within thirty (30) days after receipt thereof in the event that Thrasher elects to participate in such sale by Bidder Member, Thrasher shall communicate such election to Bidder Member, which communication shall be delivered in accordance with Section 11.5. Bidder Member and those Thrasher Members selected by Thrasher shall sell to the Bidder HoldCo Interest Purchaser the Bidder HoldCo Interest proposed to be sold by Bidder Member and the Thrasher HoldCo Interest proposed to be sold by the Thrasher Members at not less than the price and upon other terms and conditions, if any, not more favorable to the Bidder HoldCo Interest Purchaser than those in the Bidder Offer provided by Bidder Member under Section 8.3 above; provided, however, that any purchase of less than all of the Bidder HoldCo Interest and the Thrasher HoldCo Interest by the Bidder HoldCo Interest Purchaser shall be made from Bidder Member and the Thrasher Members pro rata based upon the amount offered to be sold by each. Any portion of the Bidder HoldCo Interest and the Thrasher HoldCo Interest sold pursuant to this Section 8.5(a) shall no longer be subject to the restrictions imposed by Sections 8.3 or 8.4 of this Operating Agreement or entitled to the benefit of this Section 8.5(a).

          (b) If at any time any Thrasher Member wishes to sell all or any portion of the Thrasher HoldCo Interest to any person or entity other than Bidder Member or the Thrasher Parent (the "Thrasher HoldCo Interest Purchaser"), Bidder Member shall have the right to offer for sale to the Thrasher HoldCo Interest Purchaser, as a condition of such sale by the Thrasher Member, at the same price and on the same terms and conditions as involved in such sale by the Thrasher Member, the same proportion of the Bidder HoldCo Interest as the proposed sale represents with respect to the Thrasher HoldCo Interest. Bidder Member shall notify Thrasher of such intention as soon as practicable after receipt of the Thrasher Offer made pursuant to Section 8.4, and in all events within thirty (30) days after receipt thereof . In the event that Bidder Member elects to participate in such sale by the Thrasher Member, Bidder Member shall communicate such election to Thrasher, which communication shall be delivered in accordance with Section 11.5, and, in shall event, Thrasher Members and Bidder Member shall sell to the Thrasher HoldCo Interest Purchaser the Thrasher HoldCo Interest proposed to be sold by the Thrasher Member and the Bidder HoldCo Interest proposed to be sold by Bidder Member, at not less than the price and upon other terms and conditions, if any, not more favorable to the Thrasher HoldCo Interest Purchaser than those in the Thrasher Offer provided by Thrasher under Section 8.4 above; provided, however, that any purchase of less than all of the Thrasher HoldCo Interest proposed to be sold by the Thrasher Member and the Bidder HoldCo Interest proposed to be sold by the Bidder Member by the Thrasher HoldCo Interest Purchaser shall be made from the Thrasher Member and Bidder Member pro rata based upon the amount offered to be sold by each. Any portion of the Thrasher HoldCo Interest and the Bidder HoldCo Interest sold pursuant to this Section 8.5(b) shall no longer be subject to the restrictions imposed by Sections 8.3 or 8.4 or entitled to the benefit of this Section 8.5(b).

     Section 8.6  EFFECT OF TRANSFER.

          (a) In addition to satisfaction of Section 4.1 and the above provisions of this Article VIII, no assignee or transferee of all or part of a Membership Interest in the Company shall have the right to become admitted as a Member, unless and until:

               (1) the assignee or transferee has executed an instrument reasonably satisfactory to the Managers accepting and adopting the provisions of this Operating Agreement;

               (2) the assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the Managers in connection with the admission of such assignee or transferee as a Member; and

               (3) such assignment or transfer shall be reflected in a revised Schedule A to this Operating Agreement.

          (b) A person who is a permitted assignee of an interest in the Company transferred in compliance with the provisions of this Article VIII shall be admitted to the Company as a Member and shall receive an interest in the Company without making a contribution or being obligated to make a contribution to the Company.

     Section 8.7 NO RESIGNATION OF MEMBERS. A Member may not withdraw or resign from the Company prior to dissolution or winding up of the Company. If a Member is a corporation, trust or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

                                   ARTICLE IX

                          DISSOLUTION AND TERMINATION

     Section 9.1 DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events:

          (a) By the written consent of both the Thrasher Members and Bidder Member;

          (b) Upon the entry of a decree of judicial dissolution under (S)18-802 of the Act;

          (c) Upon the unilateral election by the Thrasher Members, exercisable within ninety days notice at any time after the third anniversary of the Effective Date of this Agreement by Thrasher giving written notice thereof to Bidder Member; or

          (d) Upon the unilateral election by Bidder Member, exercisable with ninety days notice at any time after the fourth anniversary of the Effective Date of this Agreement by Bidder Member giving written notice thereof to Thrasher.

     Section 9.2 EVENTS OF BANKRUPTCY OF MEMBER. The occurrence of any of the events set forth in this Section 9.2, with respect to any Member, shall not result in the dissolution of the Company. Such Member shall cease to be a Member of the Company, but shall, however, retain its interest in allocations and distributions, upon the happening of any of the following bankruptcy events:

          (a) A Member takes any of the following action:

               (1) Makes an assignment for the benefit of creditors.

               (2) Files a voluntary petition in bankruptcy.

               (3) Is adjudged a bankrupt or insolvent, or has entered against the Member an order for relief, in any bankruptcy or insolvency proceeding.

               (4) Files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

               (5) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature.

               (6) Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of the properties of the Member.

          (b) one hundred twenty (120) days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety
(90) days after the appointment without the consent or acquiescence of the Member, of a trustee, receiver or liquidator of the Member or of all or any substantial part of the properties of the Member, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

     Section 9.3 JUDICIAL DISSOLUTION. On application by or for a Member or a Manager, a court may decree dissolution of the Company whenever it is not reasonably practicable to carry on the business in conformity with this Operating Agreement.

     Section 9.4  WINDING UP.

          (a) The Managers shall wind up the affairs of the Company or may appoint any person or entity, including a Member, who has not wrongfully dissolved the Company, to do so (the "Liquidating Trustee").

          (b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 9.6, the persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities of the Company, and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members and Managers and without imposing liability on a Liquidating Trustee.

     Section 9.5  DISTRIBUTION OF ASSETS.

          (a) In the event of any dissolution of the Company, upon the winding up of the Company, its assets shall be distributed as follows:

               (1) First, to creditors, including Members and Managers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made;

               (2) Next, (i) the Bidder Contributed Shares, if any, to the Thrasher Members and (ii) subject to the condition that Bidder Member makes the payment required under the following subsection (b), the one hundred (100%) percentage membership interest in HoldCo Sub held by the Company shall be distributed to Bidder Member; and

               (3) Then, to the Members in proportion to their Percentage Interests.

          (b) If the membership interest in HoldCo Sub is distributed to Bidder Member, in consideration of the distribution to Bidder Member of the HoldCo Sub membership interest, Bidder Member shall make a payment to the Thrasher Members (divided among them in proportion to their respective Percentage Interest), in an amount equal to the Fair Market Value of such membership interest in HoldCo Sub, which reflects the underlying value of the assets held by each of HoldCo Sub and OpCo, multiplied by the Adjusted Thrasher HoldCo Interest. Such payment shall be made in cash. For purposes of this Section of the HoldCo Sub membership interest shall be calculated as follows: (i) Thrasher and Bidder Member shall negotiate in good faith to determine Fair Market Value and (ii) if Thrasher and Bidder Member fail to agree on Fair Market Value within thirty (30) days after such trigger event, the Fair Market Value of the HoldCo Sub membership interest shall be determined pursuant to the appraisal process described below:

               (1) Not later than five (5) days after the expiration of the period during which Thrasher and Bidder Member are to negotiate in good faith to determine the Fair Market Value, Thrasher and Bidder Member shall each select an appraiser (which may or may not be a Qualified Investment Banking Finn (as hereinafter defined)) and shall give the other party notice of such selection. Each of such appraisers (the "Original Appraisers") shall determine the fair market value of the HoldCo Sub membership interest at the time such appraiser renders its written appraisal.

               (2) Each Original Appraiser shall deliver its written appraisal to the party retaining such Original Appraiser within twenty (20) days following the date of the selection of both Original Appraisers. Such written appraisals shall be exchanged by Thrasher and Bidder Member at the offices of Alston & Bird LLP, or such other place as the parties shall designate, at 10:00 a.m. local time on the twenty-first (21st) day following the date of the selection of both Original Appraisers. In the event that the Original Appraisers agree on the fair market value, the Fair Market Value shall be such agreed-upon amount. In the event that the Original Appraisers do not agree on the fair market value, (i) if the higher of the two valuations is not more than one hundred ten percent (110%) of the lower valuation of the Original Appraisers, the Fair Market Value shall be the mean of the two valuations, and (ii) if the higher of the two valuations is greater than one hundred ten percent (110%) of the lower valuation, the Original Appraisers shall elect a Qualified Investment Banking Firm which shall independently calculate the fair market value within fifteen (15) days of such election. If the Original Appraisers cannot agree upon a third appraiser within five (5) days following the end of the twenty (20) day period referred to above, then the third appraiser shall be a Qualified Investment Banking Firm appointed by the American Arbitration Association ("AAA"). Neither Thrasher nor Bidder Member nor either of the Original Appraisers shall provide the third appraiser, directly or indirectly, with a copy of the written appraisal of either of the Original Appraisers, an oral or written summary thereof, or the valuation determined by either of the Original Appraisers, either orally or in writing. The valuation of the third appraiser will be compared with the two valuations of the Original Appraisers, and the valuation farthest from the third valuation will be disregarded. The Fair Market Value shall be the mean of the two remaining valuations.

               (3) Thrasher and Bidder Member shall give to the Original Appraisers and the third appraiser, and shall cause HoldCo Sub and OpCo to give to the appraisers, free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to HoldCo Sub and OpCo and shall permit them and cause HoldCo Sub and OpCo to permit them to consult with the officers, employees, accountants, counsel and agents of HoldCo Sub, OpCo, Thrasher and Bidder Member for the purpose of making such investigation of HoldCo Sub and OpCo as they shall desire to make. Furthermore, Thrasher and Bidder Member shall furnish to the Original Appraisers and the third appraiser, and shall cause HoldCo Sub and OpCo to furnish to such appraisers all such documents and copies of documents and records and information with respect to the affairs of HoldCo Sub and OpCo and copies of any working papers relating thereto as they shall from time to time reasonably request.

               (4) "Qualified Investment Banking Firm" means any firm engaged in providing corporate finance, merger and acquisition, and business valuation services and deriving revenues therefrom (excluding any revenues derived from merchant banking activities) of at least $25 million during its last completed fiscal year, but excluding, however, any firms which received more than $250,000 in fees during the preceding twenty-four (24) calendar months from Thrasher or Bidder Member or their respective affiliates and any firms selected by Thrasher or Bidder Member as an Original Appraiser.

          (c) The Company following dissolution shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed as provided in subsection
(a). Any Liquidating Trustee winding up the affairs of the Company who has complied with this Section shall not be personally liable to the claimants of the dissolved Company by reason of such person's actions in winding up the Company.

     Section 9.6 CANCELLATION OF CERTIFICATE. The Certificate of the Company shall be canceled upon the dissolution and the completion of winding up of the Company.

                                   ARTICLE X

                    BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS

     Section 10.1  BOOKS AND RECORDS.

          (a) The Managers shall maintain separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the Company and the operation of its business, and, to the extent inconsistent therewith, in accordance with this Operating Agreement.

          (b) Except as and until otherwise required by the IRC, the books of the Company shall be kept in accordance with the accrual method of accounting.

          (c) Each Member of the Company has the right to obtain from the Company from time to time upon demand for any purpose reasonably related to the Member's interest as a Member of the Company:

               (1) True and full information regarding the status of the business and financial condition of the Company.

               (2) Promptly after they become available, a copy of the federal, state and local income tax returns for each year of the Company.

               (3) A current list of the name and last known business, residence or mailing address of each Member and Manager.

               (4) A copy of this Operating Agreement, the Certificate and all amendments thereto.

               (5) Any information or report deemed necessary by either any Thrasher Affiliate or Bidder Member in order to prepare Securities and Exchange Commission filing documents, financial statements or tax returns.

               (6) Other information regarding the affairs of the Company as is just and reasonable.

          (d) Each Manager shall have the right to examine all of the information described in subsection (c) of this Section for a purpose reasonably related to its position as a Manager.

     Section 10.2 TAX INFORMATION. Within ninety (90) days after the end of each Fiscal Year, the Company shall supply to each Member all information necessary and appropriate to be included in each Member's income tax returns for that year.

     Section 10.3 BUSINESS PLANS. On or before November 30 of each year, the Managers of the Company shall, in consultation with Thrasher, develop a business plan and budget for the Company (including HoldCo Sub and OpCo) (the "Business Plan") for the following calendar year of HoldCo (and HoldCo Sub and OpCo) the Business Plan for the period between the Initial Closing Date and December 31, 2000 shall be mutually agreed upon by Thrasher and Bidder prior to the Initial Closing. The Business Plan for the period between the Effective Date and December 31, 2000 is attached hereto as Schedule D. Each subsequent Business Plan shall be submitted to the Members for review and, subject to the second following sentence, comment and shall be adopted only with the mutual consent of the Thrasher Members and Bidder Member. The Company shall use commercially reasonable efforts to, and cause each of HoldCo Sub and OpCo to, conduct their respective businesses in accordance with the then current Business Plan. If by the first date of any year the proposed Business Plan for that year has not been adopted, the Business Plan for such year shall be deemed to be the expense portion of the Business Plan in effect for the preceding year increased, at the discretion of Bidder Member, to an amount not to exceed the sum of.

          (a) the average operating cost per communications tower owned by OpCo (or of which it has the economic benefit) (the "OpCo Towers") based on the most recent quarterly financial statements available as of the first day of the current year multiplied by fifty percent (50%) of the sum of (i) the aggregate number of OpCo Towers constructed, completed or otherwise acquired in the course of the prior year and
(ii) the aggregate number of OpCo Towers projected to be constructed, completed or otherwise acquired in the current year in the Business Plan for the prior year; and

          (b) the sum of (x) with respect to all contractual price increases with respect to contracts and agreements to which OpCo is a party and all increases in Taxes with respect to OpCo Towers, the amount of such increase and
(y) with respect to all other expense items in the previous year's budget,
(A) the amount of such expenses multiplied by (B) the sum of one (1) plus an amount equal to the percentage increase in the CPI during the previous year.

If Thrasher and Bidder Member are unable to mutually agree on the Business Plan for the year commencing January 1, 2001, the Business Plan for such year shall be deemed to be the quotient of (a) the expense portion of the initial Business Plan for the period ending December 31, 2000, increased as contemplated by the foregoing sentence, multiplied by three hundred sixty-five (365) (b) divided by the number of days elapsed between the Effective Date and December 31, 2000 (including both the Effective Date and December 31, 2000).

Notwithstanding the foregoing, each Business Plan that is implemented pursuant to the foregoing two paragraphs of this Section 10.3 because Thrasher and Bidder Member are unable to mutually agree on the Business Plan must provide for the payment by OpCo, prior to the allocation of revenues pursuant to such two paragraphs, of: (i) any and all costs, expenses or payments reasonably necessary to fulfill OpCo's obligations under the Global Lease; (ii) any and all costs, expenses or payments reasonably necessary to fulfill OpCo's obligations under the Build-to-Suit Agreement; (iii) any and all taxes of any kind due and owing by OpCo; (iv) any payments or expenditures required under any lease of real estate, grant of easement, right of way or similar agreement to which OpCo is a party; (v) any and all costs, expenses or payments reasonably necessary to fulfill OpCo's obligations under any lease or sublease of tower space or real estate to any third party; (vi) insurance premiums (including without limitation, any payments pursuant to premium financing) and/or deductibles of OpCo; (vii) payments to third parties for equipment or any other goods and services required to perform OpCo's obligations under existing agreements including, without limitation, payments required to satisfy any mechanic's liens; (viii) salaries, commissions, compensation, benefits, and payments or obligations of a similar nature; and (ix) any and all costs, expenses and payments required to comply with, or payable pursuant to any applicable laws, rule, regulations, ordinances, permits or licenses. Further, any such Business Plan may have the effect of reducing amounts payable under the Management Agreement so long as the Incurred Debt, if any, remains outstanding.

     Section 10.4 REPORTS. The Company shall cause to be prepared, and each Member furnished with, financial statements accompanied by a report thereon of the Company's accountants stating that such statements are prepared and fairly stated in all material respects in accordance with generally accepted accounting principles, and, to the extent inconsistent therewith, in accordance with this Operating Agreement, including the following:

          (a) within thirty (30) days of the end of each month, the Company shall deliver to the Thrasher Members and Bidder Member an unaudited income statement and schedule as to the sources and application of funds for such month and an unaudited balance sheet of the Company as of the end of such month, in reasonable detail and prepared in accordance with GAAP (except as permitted by Form 10-Q under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with an analysis by management of the Company's financial condition and results of operations during such period and explanation by management of any differences between such condition or results and the budget and business plan for such period;

          (b) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company as of the end of such year, a schedule as to the cash flow and a statement of the Members' Capital Accounts, changes thereto for such fiscal year and Percentage Interests at the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP and audited and certified by the Company's independent public accountants;

          (c) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated profit or loss statement and schedule as to consolidated cash flow for such fiscal quarter and an unaudited consolidated balance sheet of the Company as of the end of such fiscal quarter, in reasonable detail and prepared in accordance with GAAP (except as permitted by Form I O-Q under the Exchange Act); and

          (d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Member may from time to time reasonably request.

     Section 10.5  TAX MATTERS PARTNER.

          (a) GTE Wireless of Houston Incorporated (a Thrasher Member who is also an Initial Transferring Entity), is hereby appointed and shall serve as the tax matters partner of the Company (the "Tax Matters Partner") within the meaning of IRC (S)6231(a)(7) for so long as it is not the subject of a bankruptcy event as defined in Section 9.2 and otherwise is entitled to act as the Tax Matters Partner. The Tax Matters Partner may file a designation of itself as such with the Internal Revenue Service. The Tax Matters Partner shall
(i) furnish to each Member affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep such Member informed of any administrative or judicial proceeding, as required by Section 6223(g) of the Code, and
(iii) allow such Member an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute the other Member a "notice partner" within the meaning of Section 6231(a)(8) of the Code, provided that the other Member provides the Tax Matters Partner with the information that is necessary to take such action; and

          (b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse the expenses (including reasonable attorneys' and other professional fees) incurred by the Tax Matters Partner in such capacity. Each Member who elects to participate in Company administrative tax proceedings shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return shall be borne solely by the affected Member; and

          (c) The Company shall indemnify and hold harmless the Tax Matters Partner from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibilities as Tax Matters Partner, so long as such act or decision was not the result of gross negligence, fraud, bad faith or willful misconduct by the Tax Matters Partner. The Tax Matters Partner shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Partner, and any act or omission of the Tax Matters Partner pursuant to such advice shall in no event subject the Tax Matters Partner to liability to the Company or any Member.

     Section 10.6 TAX AUDITS/SPECIAL ASSESSMENTS. If the Tax return of either the Company or an individual Member with respect to an item or items of Company income, loss, deduction, etc., potentially affecting the Tax liability of the Members generally is subject to an audit by the Internal Revenue Service or similar state or local authority, the Managers may, in the exercise of their business judgment, determine that it is necessary to contest proposed adjustments to such return or items. If such a determination is made, the Managers will finance the contest of the proposed adjustments out of the Net Cash From Operations.

     Section 10.7 TAX ELECTIONS. The Company will elect to amortize organizational costs. Upon the death of a Member, or in the event of the distribution of property, the Company may file an election, in accordance with applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by IRC (S)734, IRC (S)743 and IRC (S)754. The determination whether to make and file any such election shall be made by the Managers in their sole discretion.

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1 BINDING EFFECT. This Operating Agreement shall be binding upon the Thrasher Members and Bidder Member and any permitted transferee or permitted assignee of an interest in the Company.

     Section 11.2 ENTIRE AGREEMENT. This Operating Agreement, the Certificate, the Formation Agreement and the other Transaction Documents contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

     Section 11.3 AMENDMENTS. The Certificate and this Operating Agreement may not be amended except by the written agreement of all of the Members.

     Section 11.4 CHOICE OF LAW. Notwithstanding the place where this Operating Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of Delaware (without regard to any conflicts of law principles).

     Section 11.5 NOTICES. Except as otherwise provided in this Operating Agreement, any notice, demand or communication required or permitted to be given by any provision, including the provisions of Section 4.10, of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or sent by facsimile transmission or overnight express to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's or Company's address, as appropriate, which is set forth in this Operating Agreement or Schedule A hereto.

     Section 11.6 HEADINGS. The titles of the Articles and the headings of the Sections of this Operating Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Operating Agreement.

     Section 11.7 PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the contest thereof.

     Section 11.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

     Section 11.9 SEVERABILITY. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

     Section 11.10 NO THIRD PARTY BENEFICIARIES. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any person other than the parties to this Agreement and their respective permitted successors and permitted transferees and assigns.

     Section 11.11 INTERPRETATION. It is the intention of the Members that, during the term of this Operating Agreement, the rights of the Members and their successors-in-interest shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Operating Agreement.

     Section 11.12 FURTHER ASSURANCES. Each Member shall execute all such certificates and other documents and shall do all such other acts as the Managers deem appropriate to comply with the requirements of law for the formation of the Company and to comply with any laws, rules, regulations and third-party-requests relating to the acquisition, operation or holding of the property of the Company.

     Section 11.13 COUNTERPARTS. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned Members, intending to be legally bound, have executed this Operating Agreement as of the date first above written.

                    GTE MOBILNET OF OHIO LIMITED PARTNERSHIP

                    By:  GTE Mobilnet of Cleveland Incorporated,
                         its general partner


                         By:______________________________

                         Name:____________________________

                         Title:___________________________


                         Attest:__________________________

                         Name:____________________________

                         Title:___________________________


                         [Corporate Seal]


                    FLORIDA RSA #1B (NAPLES) LIMITED PARTNERSHIP

                    By:  GTE Wireless of the South Incorporated,
                         its general partner


                         By:__________________________

                         Name:________________________

                         Title:_______________________


                         Attest:______________________

                         Name:________________________

                         Title:_______________________


                         [Corporate Seal]

                    OHIO RSA #3 LIMITED PARTNERSHIP

                    By:  GTE Mobilnet of Cleveland Incorporated,
                         its general partner


                         By:____________________________

                         Name:__________________________

                         Title:_________________________


                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]


                    TEXAS RSA 10B3 LIMITED PARTNERSHIP

                    By: GTE Mobilnet of the Southwest Incorporated, its general partner


                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]

                    GTE MOBILNET OF TEXAS RSA #11 LIMITED
                    PARTNERSHIP

                    By:  GTE Wireless of Houston Incorporated,
                         its general partner


                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]


                    GTE MOBILNET OF TEXAS RSA #16 LIMITED PARTNERSHIP

                    By:  GTE Wireless of Houston Incorporated,
                         its general partner


                          By:____________________________

                          Name:__________________________

                          Title:_________________________



                          Attest:________________________

                          Name:__________________________

                          Title:_________________________


                          [Corporate Seal]

                    GTE MOBILNET OF TEXASRSA #17 LILMITED
                    PARTNERSHIP

                    By:  GTE Wireless of Houston Incorporated,
                         its general partner


                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]



                    GTE MOBILNET OF TEXAS RSA #21 LIMITED PARTNERSHIP

                    By:  GTE Wireless of Houston Incorporated,
                         its general partner


                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]

                    GTE WIRELESS OF THE SOUTH INCORPORATED

                          By:____________________________

                          Name:__________________________

                          Title:_________________________



                          Attest:________________________

                          Name:__________________________

                          Title:_________________________


                          [Corporate Seal]


                    GTE WIRELESS OF HOUSTON INCORPORATED

                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]


                    GTE WIRELESS OF THE MIDWEST
                    INCORPORATED

                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]

                    GTE WIRELESS OF THE PACIFIC
                    INCORPORATED

                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]



                    GTE MOBILNET OF CLEVELAND
                    INCORPORATED

                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]


                    CROWN CASTLE GT CORP.

                         By:____________________________

                         Name:
                         Title:

                    GTE WIRELESS INCORPORATED

                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         Attest:________________________

                         Name:__________________________

                         Title:_________________________


                         [Corporate Seal]